La Jolla Pharmaceutical Company and the George Washington University Announce Exclusive Worldwide License Agreement

License Covers Intellectual Property Relating to LJPC-501

SAN DIEGO, CA and Washington, D.C. - December 9, 2014 - La Jolla Pharmaceutical Company (Nasdaq: LJPC) (the Company or La Jolla), a leader in the development of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases, and the George Washington University (GW), today announced that La Jolla and GW have entered into an exclusive worldwide license agreement for GW intellectual property rights covering the use of angiotensin II for the therapeutic treatment of patients with hypotension and shock. La Jolla plans to initiate a phase 3 registration program of LJPC-501, La Jolla’s proprietary formulation of angiotensin II, in catecholamine-resistant hypotension (CRH) in the first quarter of 2015.

“We are very pleased to gain access to this additional intellectual property covering LJPC-501,” said George F. Tidmarsh, M.D., Ph.D., President and CEO of La Jolla. “The prognosis for patients suffering from CRH is very poor, with less than 50% of these patients surviving one month from diagnosis. We believe that LJPC-501 has the potential to reverse hypotension and, therefore, provide a significant benefit to these patients.”

“Moving this important innovation from GW's School of Medicine directly to a Phase 3 clinical trial means that doctors treating hypotension and shock could have better options relatively soon,” said Steven Kubisen, Director of the GW Office of Technology Transfer. “La Jolla's expertise with LJPC-501 makes this partnership well-positioned for success.”

“The discovery of novel therapies to help patients in need is at the core of the mission of the GW School of Medicine and Health Sciences. With exceptional research, coupled with La Jolla’s development expertise, we aim to bring better options to patients who face life-threatening risks associated with hypotension,” said Robert Miller, Ph.D., GW’s Senior Associate Dean for Research, Vivian Gill Distinguished Research Professor and Professor of Anatomy and Regenerative Biology.

About LJPC-501

LJPC-501 is La Jolla’s proprietary formulation of angiotensin II. Angiotensin II, the major bioactive product of the renin-angiotensin system, serves as one of the body’s central regulators of blood pressure. La Jolla is developing LJPC-501 for the treatment of catecholamine-resistant hypotension, or CRH, which is an acute, life-threatening condition in which blood pressure drops to dangerously low levels and is poorly responsive to current treatments. Angiotensin II has been shown to raise blood pressure in a randomized, placebo-controlled clinical trial in CRH, as well as animal models of hypotension. In October 2014, La Jolla presented positive data from a preclinical study of LJPC-501 in the treatment of CRH. In June 2014, La Jolla had a meeting with the U.S. Food and Drug Administration, or FDA, in which agreement was reached that blood pressure can be the primary endpoint for approval in CRH. As a result of this meeting, La Jolla plans to initiate a Phase 3 registration clinical trial of LJPC-501 in CRH in the first quarter of 2015. La Jolla believes CRH to be an orphan indication, and, therefore, in July 2014, La Jolla submitted an Orphan Drug Designation application to the FDA for LJPC-501 in the treatment of CRH.

La Jolla is also developing LJPC-501 for hepatorenal syndrome, or HRS. HRS is a life-threatening form of progressive renal failure in patients with liver cirrhosis or fulminant liver failure. In these patients, the diseased liver secretes vasodilator substances (e.g., nitric oxide and prostaglandins) into the bloodstream that cause under-filling of blood vessels. This low blood pressure state causes a reduction in blood flow to the kidneys. As a means to restore systemic blood pressure, the kidneys induce both sodium and water retention, which contribute to ascites, a major complication associated with HRS. Studies have shown that LJPC-501 may improve renal function in patients with conditions similar to HRS. La Jolla is currently conducting a Phase 1/2 clinical trial of LJPC-501 in HRS, and, in August 2014, La Jolla enrolled its first patient in this trial. The Phase 1/2 clinical trial is currently enrolling patients.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases. The Company has four product candidates in development. LJPC-501 is La Jolla’s proprietary formulation of angiotensin II for the potential treatment of catecholamine-resistant hypotension (CRH) and hepatorenal syndrome (HRS). GCS-100 is La Jolla’s first-in-class galectin-3 inhibitor for the potential treatment of chronic kidney disease (CKD). LJPC-1010, La Jolla’s second-generation galectin-3 inhibitor, is a more potent and purified derivative of GCS-100 that can be delivered orally for the potential treatment of nonalcoholic steatohepatitis (NASH) and other diseases characterized by tissue fibrosis. LJPC-401 is La Jolla’s novel formulation of hepcidin for the potential treatment of iron overload. For more information on La Jolla, please visit www.ljpc.com.

About the George Washington University

In the heart of the nation’s capital, with additional programs in Virginia, the George Washington University, or GW, was created by an Act of Congress in 1821. Today, GW is the largest institution of higher education in the District of Columbia. The university offers comprehensive programs of undergraduate and graduate liberal arts study, as well as degree programs in medicine, public health, law, engineering, education, business and international affairs. Each year, GW enrolls a diverse population of undergraduate, graduate and professional students from all 50 states, the District of Columbia and more than 130 countries.

Forward-Looking Statement Safe Harbor

This document contains “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to the Company’s expectations regarding future events or its future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, any one of which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties and other factors are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), all of which are available free of charge on the SEC’s web site http://www.sec.gov. These risks include, but are not limited to, risks and uncertainties relating to: the timing for the commencement of clinical studies and the anticipated timing for completion of such studies; whether patent applications licensed from the George Washington University will result in issued patents and whether such patents, if issued, would cover LJPC-501; the success of future development activities for LJPC-501, GCS-100, LJPC-1010 and LJPC-401; estimated market sizes and the ability to successfully receive Orphan Drug designation for LJPC-501; and potential indications for which LJPC-501, GCS-100, LJPC-1010 and LJPC-401 may be developed. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company’s reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

Contacts

George F. Tidmarsh, M.D., Ph.D.
President & Chief Executive Officer
La Jolla Pharmaceutical Company
Phone: (858) 207-4264
Email: gtidmarsh@ljpc.com

or

Chester S. Zygmont, III
Senior Director of Finance
La Jolla Pharmaceutical Company
Phone: (858) 207-4262
Email: czygmont@ljpc.com

or

The George Washington University Contact
Emily Grebenstein
Media Relations Specialist
The George Washington University
Phone: (202) 994-3087
Email: emgreb@gwu.edu